Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Archer-Daniels-Midland Company (the “Company”) on Form 10-Q for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. R. Luciano, Chair of the Board of Directors, President and Chief Executive Officer of the Company, certify that:
(i)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 3, 2026

/s/ J. R. Luciano
J. R. Luciano
Chair of the Board of Directors, President and Chief Executive Officer